UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 18, 2003

INGERSOLL-RAND COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Bermuda                                        1-985                                      N/A
(State of incorporation)        (Commission File Number)           (I.R.S. Employer
                                                                                                    Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 295-2838

Item 2    Acquisition or Disposition of Assets.

Pursuant to the Stock and Asset Purchase Agreement, dated as of October 16, 2002, as amended as of February 18, 2003 (as amended, the "Purchase Agreement"), among Ingersoll-Rand Company Limited ("IR"), on behalf of itself and certain of its subsidiaries and The Timken Company ("Timken"), on behalf of itself and certain of its subsidiaries, IR consummated its sale of its Engineered Solutions business segment (the "Transaction") to Timken.  Engineered Solutions comprised IR's worldwide operations relating to precision bearings and motion-control components and assemblies, and includes the Torrington, Fafnir, Kilian, Nadella and IRB brands.  The sale, which closed on February 18, 2003, became effective as of February 16, 2003.

Pursuant to the Purchase Agreement, IR received cash consideration of $700 million, subject to customary post closing purchase price adjustments.  In addition, Timken issued 9,395,973 shares of its common stock to Ingersoll-Rand Company ("IRNJ"), a wholly-owned subsidiary of IR.

In connection with the Transaction, Timken offered 11 million shares of its common stock to the public in a registered public offering (the "Timken Offering").  After giving effect to the Timken Offering, and to the issuance of the shares of Timken common stock issued to IRNJ pursuant to the Purchase Agreement, IRNJ owns approximately 11.22 % of the outstanding shares of Timken common stock.  IR and IRNJ have agreed that, subject to the exceptions set forth in the Standstill and Voting Agreement, they will not transfer the shares of Timken common stock received in the Transaction for a period of six months following the closing date.

At the closing of the Transaction, IR, IRNJ and Timken entered into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which Timken provides certain registration rights with respect to the Timken common stock received by IRNJ in connection with the Transaction and a Standstill and Voting Agreement (the "Standstill and Voting Agreement"), governing IRNJ's ownership of Timken common stock.  The Purchase Agreement, Registration Rights Agreement and Standstill and Voting Agreement as well as the press release announcing the consummation of the Transaction are each incorporated herein by reference, and the foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

Item 7    Financial Statements, Pro Forma Financial Information and Exhibits

Incorporated by reference to Exhibit 13 in the 10-K filed on March 5, 2003.

(c)            Exhibits.

            2.1.      Stock and Asset Purchase Agreement, dated as of October 16, 2002, among Ingersoll-Rand Company Limited, on behalf of itself and certain of its subsidiaries, and The Timken Company, on behalf of itself and certain of its subsidiaries, incorporated by reference to Exhibit 2.1 in the 8-K filed on October 17, 2002.

            2.2            Amendment, dated as of February 18, 2003, to the Stock and Asset Purchase Agreement, dated as of October 16, 2002, between Ingersoll-Rand Company Limited, on behalf of itself and certain of its subsidiaries, and The Timken Company, on behalf of itself and certain of its subsidiaries, incorporated by reference to Exhibit 2 in the Schedule 13D filed by Ingersoll-Rand Company on February 28, 2003.

            99.1.           Registration Rights Agreement, dated as of February 18, 2003, between Ingersoll-Rand Company and The Timken Company, incorporated by reference to Exhibit 4 in the Schedule 13D filed by Ingersoll-Rand Company on February 28, 2003.

            99.2.            Standstill and Voting Agreement, dated as of February 18, 2003, among The TimkenCompany, Ingersoll-Rand Company and Ingersoll-Rand Company Limited, incorporated by reference to Exhibit 3 in the Schedule 13D filed by Ingersoll-Rand Company on February 28, 2003.

            99.4.            Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 5, 2003

                                                                                                     INGERSOLL-RAND COMPANY LIMITED

                                                                                                       By:  /s/ Richard W. Randall
                                                                                                        Name:  Richard W. Randall
                                                                                                        Title:     Vice President & Controller

                                                                                                                     Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number               Description

         2.1.                       Stock and Asset Purchase Agreement, dated as of October 16, 2002, between Ingersoll-Rand Company Limited, on behalf of itself and certain of its subsidiaries, and The Timken Company, on behalf of itself and certain of its subsidiaries, incorporated by reference to Exhibit 2.1 in the 8-K filed on October 17, 2002.

          2.2                         Amendment, dated as of February 18, 2003, to the Stock Purchase Agreement, dated as of October 16, 2002, between Ingersoll-Rand Company Limited, on behalf of itself and certain of its subsidiaries, and The Timken Company, on behalf of itself and certain of its subsidiaries, incorporated by reference to Exhibit 2 in the Schedule 13D filed by Ingersoll-Rand Company on February 28, 2003.

        99.1.                        Registration Rights Agreement, dated as of February 18, 2003, between Ingersoll-Rand Company and The Timken Company, incorporated by reference to Exhibit 4 in the Schedule 13D filed by Ingersoll-Rand Company on February 28, 2003.

        99.2.                        Standstill and Voting Agreement, dated as of February 18, 2003, among The TimkenCompany, Ingersoll-Rand Company and Ingersoll-Rand Company Limited, incorporated by reference to Exhibit 3 in the Schedule 13D filed by Ingersoll-Rand Company on February 28, 2003.

       99.4.                          Press Release.